PURCHASE AGREEMENT

This agreement is entered into this the 6th day of May, 2010, between CHARLIE HEATER, d/b/a H 5 PRODUCERS, a sole proprietorship, herein Seller and GRYPHON PRODUCTION CO., LLC, herein Buyer, the terms of which are as follows:

1.           Seller agrees to sell and Buyer agrees to buy, subject to the contingencies hereinafter set forth, all of Seller's right, title and ownership interest in and unto each of the oil, gas and/or casinghead gas leasehold estates as owned by Seller more fully described in Exhibit "A" attached as located in Hutchinson County, Texas together with all wells, casing, tubing, tanks (both metal and fiberglass), rods, pumps, flow lines, water lines, pump jacks, heater treaters and all other equipment, structures and personal property now located upon said lands as described in Exhibit "A" attached as used in connection with Seller's oil and gas operations thereon except only those as may hereinafter be reserved by Seller.

2.           The sale by Seller of the oil and gas leasehold estates as set out in Exhibit "A" attached shall also include all oil, gas and casinghead gas and associated hydrocarbons attributable to said lands, or any lands pooled therewith, effective as of date of closing.

3.           Purchase price to be paid buy Buyer to Seller at closing is $150,000.00 of which Buyer agrees to deposit with Robert L. Finney Trust Account, as escrow agent, the full purchase price sum on or before the expiration of seven (7) days from the date of the signing of this agreement by the Buyer by wire transfer into account No. 400-73354-7 at FirstBank Southwest, Pampa, Texas (routing No. 111308057).

4.           Seller warrants that all ad valorem property taxes due on said Exhibit "A" properties have been paid to and including the year 2009 without exception and that 2010 ad valorem property taxes on each lease shall be prorated to date of closing.

5.           Seller covenants and agrees on date of closing that each of the Exhibit "A" properties shall be free and clear of all mortgages, liens, mechanic's liens, debts or other encumbrances applicable to the oil, gas and casinghead gas leasehold estates and equipment located thereon as owned by Seller. Seller shall provide Buyer at closing an Affidavit of no unrecorded liens or encumbrances as created by Seller covering the Exhibit "A" properties.

6.            Buyer's purchase of the leasehold estates described in Exhibit "A" attached is specifically CONTINGENT UPON each of the following matters:

a.            Approval of said purchase and purchase price by CHANCELLOR GROUP, INC., a Nevada Corporation, being the owner of Buyer herein on or before May 4, 2010.

b.            Completion by Buyer, within 21 days from the execution of this agreement, of its due diligence necessary to satisfy itself as to Buyer's clear title to the working interest in each of the Exhibit "A" properties as being free and clear of all liens, mortgages, environmental defects and/or other encumbrances, provided counsel for Buyer receives Seller's complete lease file records on or before May 4, 2010 at 4:00 p.m.

C.              Buyer's due diligence to verify the Seller's compliance with all rules and regulations promulgated by the State of Texas and the Texas Railroad Commission or any other entity having regulatory authority over the Exhibit "A" properties.

d.              Net revenue working interest to be acquired by Buyer shall be at least the percentage hereinafter shown on each respective lease, or more:

(1) T D LEWIS "A" LEASE:	81.25% of 8/8

(2) MOORE LEASE:	81.25% of 8/8

(3) TIMMS LEASE:	81.25% of 8/8

7.            Closing of this sale shall occur on or before the 24th day of May, 2010 in the office of Robert L. Finney, P. C., 309 West Foster, Pampa, Texas 79065 or such other time or place as the parties may be able to mutually agree. At closing Seller shall prepare, execute and deliver to Buyer an Assignment of Interest and Bill of Sale on the form set out in Exhibit "B" attached, but with all personal property and equipment to be conveyed "AS IS", "WHERE IS" with no warranties expressed, implied or otherwise.

8.            At closing, Seller shall execute all necessary documents and change of operator forms as may be required or necessary to appoint Buyer, and/or its designated agent, as sole operator of each of the leases in Exhibit "A" attached.

9.           On or before May 4, 2010 at 4:00 p.m., Seller shall provide to Buyer, for examination purposes Seller's complete lease file and all information in Seller's possession as to name and address of first purchasers of oil, gas and/or casinghead gas. In the event Seller is receiving or is entitled to receive 100% of production for distribution purposes, Seller shall also furnish to Buyer, at closing, a listing of all royalty, overriding royalty and other third party payees that Sellers have in their possession on each lease entitled to proceeds from production other than due Seller and the percentage of proceeds ownership due each.

10.           If any of the contingencies set out in paragraph 6 above should occur, this agreement, at the sole option of Buyer, shall be null and void and escrow agent shall be authorized to return to Buyer the escrow deposit required of Buyer by this agreement.

11.           Buyer agrees to pay Seller, for the use and benefit of JMR GAS, LLC., Pampa, Texas at the posted price in the Texas Panhandle on date of sale, for 97.44 total barrels of crude petroleum (representing seven feet (7') of tank oil), less production taxes, in addition to the $150,000.00 purchase price required to be paid to Seller under paragraph 3 of this agreement. Such payment shall be timely paid to Seller from proceeds received by the Buyer from its sale of the first load of oil from any of the properties described in Exhibit "A" attached. Upon receipt of such payment Seller agrees to indemnify and hold harmless Buyer and all of Buyer's properties from any and all claims for such proceeds due to JMR GAS, LLC., by Seller herein and shall timely furnish to Buyer a receipt and recordable release from JMR GAS, LLC. for such payment.

DATED this the 6th day of May, 2010, but effective as of 7:00 a.m. on May 1, 2010.

SELLER:

CHARLIE HEATER, d/b/a H S PRODUCERS, a sole proprietorship
P. 0. Box 375
Stinnett, TX, 79083-0395

MISTY HEATER
BUYER:

GRYPHON PRODUCTION CO., LLC

By:
MAXWELL GRANT, Manager
P. 0. Box 742
Pampa, Texas 79066-0742

EXHIBIT "A"

 T. D. LEWIS "A" LEASE:

The Northwest Quarter of the Northeast Quarter (NW/4 of NE/4) of Section Six (6), in Block Twenty-Three (23), BS&F Railway Co., Survey, Hutchinson County, Texas.

MOORE LEASE:

The Northwest Eighty (NW/80) acres of Section Twenty-One (21), Block M-2 1, TC Railway Co., Survey, Hutchinson County, Texas.

TIMMS LEASE:

The West Half of the Northeast Quarter (W/2 of NE/4) of Section Five (5), Block 231 BS&F Railway Co., Survey, Hutchinson County, Texas.

EXHIBIT "B"

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.

ASSIGNMENT OF OIL AND GAS LEASES

ASSIGNOR:	CHARLIE HEATER, d/b/a H 5 PRODUCERS,
a sole proprietorship

ASSIGNEE:	GRYPON PRODUCTION CO., LLC
P. O. Box 742
Pampa, Texas 79066-0742

For and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, paid to Assignor by Assignee, the receipt and sufficiency of which is hereby acknowledged, Assignor does hereby BARGAIN, GRANT, SELL, CONVEY, TRANSFER, ASSIGN, SET OVER and DELIVER unto the said Assignee all of Assignor's right, title and interest in and to the following described properties situated in Hutchinson County, Texas:

A.  The oil and gas leases affecting lands in Hutchinson County, Texas, described on Exhibit "A" attached hereto and made a part hereof, and the leasehold estates evidenced thereby;

B.  All wells, casing, tubing, derricks, tanks, tank batteries, separators, rods, pumps, flow lines, water lines, gas lines, equipment, structures and other personal property and fixtures located upon the lands described on Exhibit "A" or used in connection with oil and gas operations thereon, except as hereinafter excepted and reserved to Assignor;

C.  All of the interest of Assignor in all permits, licenses, franchises, easements, servitudes and rights-of-way of every character which are useful or appropriate in exploring for, developing, operating, producing, gathering, treating, storing or transporting oil, gas and other minerals on or off the lands described on Exhibit "A";

D.  All of the interest of Assignor in, to and under all hydrocarbon sales agreements, and other instruments, contracts and agreements of every character, except as hereinafter excepted and reserved, insofar as they cover or affect the properties described on Exhibit "A" or the production and marketing of oil, gas and other hydrocarbons from the lands described on Exhibit "A"; and

E.  All of the interest of Assignor in and to all of the abstracts of title, records, well logs, and all other instruments and files pertaining to the above described oil and gas leases.
all of the foregoing being hereinafter sometimes called the "Conveyed Properties".

TO HAVE AND TO HOLD the Conveyed Properties, together with all and singular all rights, privileges, hereditaments and appurtenances thereto in anywise belonging unto said Assignee, its successors and assigns forever, subject, however, to the terms, provisions, conditions, exceptions, reservations, covenants and agreements herein set forth:

1.  This Assignment is subject to all terms and conditions of the Leases covering said land (express and implied) which terms and conditions Assignee accepts and agrees to perform insofar as they relate to that portion of the Leases assigned hereby.

2.  This Assignment is subject to all terms and conditions of all prior Assignments which appear of record in the office of the County Clerk of Hutchinson County, Texas, affecting the lands above described.

3.  This Assignment is made subject to all outstanding Overriding Royalty Interests of record in the office of the County Clerk of Hutchinson County, Texas, affecting the lands above described.

4.  Assignor agrees to timely execute and deliver to Assignee, upon request, all necessary transfer orders, and all such other and additional instruments as may be necessary to correctly or to more fully describe and identify the properties and interests herein intended to be conveyed.

5.  Assignee has inspected the Conveyed Properties for the purpose of detecting the presence or concentration of naturally occurring radium, thorium and other such materials ("NORM") and satisfied itself as to their physical and environmental condition, both surface and subsurface, and Assignee accepts all of the same in their "AS IS, WHERE IS" condition.  Assignor disclaims any liability to Assignee arising with the presence of NORM on the Conveyed Properties.

6.  Assignor covenants and represents to Assignee herein that all ad valorem taxes for the year 2009 and prior years have been paid.  In connection with the ad valorem taxes to become due on the Conveyed Properties for the year 2010, such taxes are to be prorated between the Assignor and Assignee in the manner so that the Assignor shall timely pay 5/12th thereof and the Assignee shall timely pay 7/12th thereof.

7.  The assignments and conveyances made by this Assignment are made without warranty of title, express, implied or statutory, and without recourse, even as to the return of the purchase price or other consideration, but with full substitution and subrogation of Assignee, and all persons claiming by, through or under Assignee, to the extent assignable, in and to all covenants and warranties by Assignor's predecessors in title and with full subrogation of all rights accruing under the statutes of limitation or prescription under the laws of the State of Texas and all rights or actions of warranty against all former owners of the Conveyed Properties.  Any covenant or warranties implied by statute or law by the use of the words "grant", "assign" or "convey" or other similar words in this Assignment are hereby expressly disclaimed, waived and negated.

8.  Assignor and Assignee agree that, to the extent required by applicable law to be operative, the disclaimers of certain warranties contained herein are "conspicuous" disclaimers for the purposes of any applicable law, rule or order.  The Conveyed Properties are assigned to Assignee without recourse (even as to the return of the purchase price or other consideration), covenant or warranty of any kind, express, implied or statutory.  WITHOUT LIMITATION OF THE GENERALITY OF THE FOREGOING, ASSIGNOR HEREBY EXPRESSLY DISCLAIMS AND NEGATES ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE, OR OTHERWISE RELATING TO THE CONDITION OF THE CONVEYED PROPERTIES (INCLUDING WITHOUT LIMITATION, ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE, OR OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS).

9.  All the terms, provisions, covenants and agreements herein contained shall extend to and be binding upon the parties hereto and their respective successors and assigns.  All references herein to the Assignor and Assignee shall include their respective successors and assigns.

10.  This Assignment has been executed in a number of identical counterparts, each of which, for all purposes, shall be deemed to be an original.

11.  The effective date of this Assignment shall be May 1, 2010, at 7:00 A.M. (CST).

EXECUTED by Assignor and Assignee on the dates of our respective acknowledgments.

ASSIGNOR:

__________________________________________
CHARLIE HEATER, d/b/aH5 PRODUCERS

AGREED TO AND ACCEPTED BY:
ASSIGNEE:

GRYPON PRODUCTION CO., LLC

By:           __________________________________________
MAXWELL GRANT, Manager

THE STATE OF TEXAS	§
§
COUNTY OF _____________	§

This instrument was acknowledged before me on the ____ day of ____________, 2010, by CHARLIE HEATER, d/b/a H 5 PRODUCERS.

__________________________________________
Notary Public, State of Texas

THE STATE OF TEXAS	§
§
COUNTY OF HUTCHINSON	§

This instrument was acknowledged before me on the ____ day of ___________, 2010, by MAXWELL GRANT, Manager of GRYPON PRODUCTION CO., LLC, a limited liability company, on behalf of said company.

__________________________________________